EXHIBIT 10.1

                 EXECUTIVE EMPLOYMENT AGREEMENT, AS AMENDED

      This Executive Employment Agreement (the "Agreement") is entered into effective as of January 30, 1998 (the "Effective Date"), amended as of October 26, 2001, between James L. Peterson (the "Executive") residing at 20 Rowes Wharf #409 Boston, MA 02110, and Haemonetics Corporation (the "Company"), a Delaware corporation with its principal executive offices at 400 Wood Road, Braintree, Massachusetts 02184-9114.

                     ARTICLE 1. EMPLOYMENT OF EXECUTIVE

      1.1. Employment. Subject to the terms and conditions of this Agreement, the Company agrees to employ Executive in a full time capacity to serve as President and Chief Executive Officer of the Company and to perform such specific duties as may reasonably be assigned to Executive from time to time by the Company's Board of Directors for the period commencing on the Effective Date and continuing until terminated as herein provided. Executive hereby accepts such employment for the term hereof.

      1.2. Full-Time Commitment. During the period of Executive's employment with the Company, Executive will, unless prevented by ill health, devote his whole attention and business time to the performance of his duties hereunder for the business of the Company.

                           ARTICLE 2. COMPENSATION

      For all services to be rendered by Executive to the Company pursuant to this Agreement, the Company shall pay to Executive the compensation and provide for Executive the benefits set forth below:


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      2.1.  Base Salary. The Company shall pay to Executive a base salary at the rate of Three Hundred Sixty Six Thousand Dollars ($366,000) per annum until May 1, 1998 and at the rate of Four Hundred Thousand Dollars ($400,000) per annum commencing May 1, 1998, prorated and payable in substantially equal monthly installments.

      2.2. Fringe Benefits. During the term of Executive's employment hereunder the Company shall provide Executive with such benefits as are generally made available by the Company to its other full time executive employees, including reasonable travel expenses incurred while engaged in Company business. Without limiting the foregoing, the Company shall provide the Executive with such benefits as are generally made available by the Company to its other full time executive employees under its expatriate policy, with Executive's residence being in the United States and Switzerland being Executive's reference point.

      It is specifically acknowledged that the provisions for Tax Reimbursement under the Company's Temporary International Assignment Policy, a copy of which is attached hereto as Exhibit A, shall apply to incentive bonuses paid to the Executive as well as to the other items of compensation set forth in such policy. It is further acknowledged that the limitations set forth in Paragraph 3 of Section C of the Temporary International Assignment Policy (i) shall not apply to tax reimbursement payments made in connection with taxable income realized by virtue of the exercise of Haemonetics stock options exercised while the Executive is an employee of the Company, and (ii) shall apply to tax reimbursement payments made in connection with capital gain realized by virtue of the sale, while the Executive is an employee of the Company, of stock acquired upon exercise of Haemonetics stock options


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(capital gain realized upon the sale of stock acquired upon the exercise of
Haemonetics Stock Options being deemed "outside income" under such policy).

      2.4. Participation in Share Option Plan. Executive shall be entitled to participate in the Company's Non-Qualified Stock Option Plan (the "Plan"). Pursuant to the Plan, Executive has received, concurrently herewith, an option to acquire Three Hundred Thousand (300,000) shares of Common Stock in the Company

                           ARTICLE 3. TERMINATION

      3.1. Term. Unless earlier terminated as herein provided, Executive's employment shall commence on the Effective Date and continue for an initial period ending on January 30, 2000. Executive's employment with the Company shall automatically be renewed on a year-to-year basis unless either party notifies the other party otherwise at least ninety (90) days prior to the termination of the initial term or of any renewal term.

      3.2. Termination for Cause - by the Company. The Company may terminate Executive's employment for "Cause" upon the occurrence of any of the following events:

            (i) Executive shall have willfully failed or continued to fail substantially to perform his duties hereunder (other than any failure resulting from Executive's incapacity due to physical or mental illness) for 30 days after a written demand for performance is delivered to Executive on behalf of the Company which specifically identifies the manner in which it is alleged that Executive has not substantially performed his duties; provided that the Company's economic performance or failure to meet any specific projection shall not, in and of itself, constitute "Cause."

            (ii) Executive shall have engaged in (A) any misappropriation of funds, properties or assets of the Company, (B) any malicious damage or destruction of any property or


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      assets of the Company, whether resulting from Executive's willful actions or omissions or negligence, or (C) any falsification of any books, records, documents or systems of the Company.

            (iii) Executive shall (A) have been convicted of a crime involving moral turpitude or constituting a felony, or (B) commit or knowingly allow to be committed any illegal action on any premises of, or involving any property or assets of, the Company.

      3.3. Termination For Cause - by Executive. Executive may terminate his employment with the Company for "Cause" upon the occurrence of any of the following events:

            (i) the Company shall breach any of the material provisions of this Agreement and such breach shall remain uncured by or on behalf of the Company within thirty (30) days following its receipt of notice from Executive which specifically identifies the manner in which it is alleged that Company be committed such breach;

            (ii) the Company shall fail to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 5.4;

            (iii) a materially adverse change in the responsibilities assigned to Executive by the Company or in the compensation and benefits paid by Company to the Executive shall have occurred such material adverse change shall remain uncured by or on behalf of the Company within thirty (30) days following its receipt of notice from Executive specifically identifying such material adverse change; or

            (iv) a materially adverse change in Executive's title shall have occurred. Executive's right to terminate his employment pursuant to this section shall not be affected by his incapacity due to physical or mental illness. Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting a Cause for termination by the Executive or the Company.


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      3.4.  Change in Control. In the event of a "Change in Control" (as defined below), either the Company or the Executive may elect to terminate the Executive's employment. Regardless of whether or not his employment terminates, in the event of a Change in Control the Executive shall be entitled to the lump sum payment set forth in Section 4.1.2 below. For purposes of this Agreement, a "Change in Control" shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1"4, as amended (the "Exchange Act"), whether or not the Company is, in fact, required to comply therewith; provided that, without limitation, such a change in control for purposes of this Agreement shall be deemed to have occurred if:

            (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company is or becomes the "beneficial owner"(as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities;

            (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than
      (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no


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      "person" (as herein above defined) acquires 50% or more of the combined voting power of the Company's then outstanding securities;
      or

            (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

      3.5. Death. In the event of the death of Executive, Executive's employment by the Company shall automatically terminate as of the date of his death.

      3.6. Disability. In the event of the Disability of Executive, as defined herein, the Company may terminate Executive's employment hereunder upon written notice to Executive. The term "Disability" shall mean the inability of Executive to perform substantially his material duties hereunder due to physical or mental disablement which continues for a period of one hundred eighty (180) consecutive days, as determined by an independent qualified physician mutually acceptable to the Company and Executive (or his personal representative) or, if the Company and Executive (or such representative) are unable to agree on an independent qualified physician, as determined by a panel of three physicians, one designated by the Company, one designated by Executive (or his personal representative) and one designated by the two physicians so designated.

        ARTICLE 4. SEVERANCE PAYMENTS AND BENEFITS; CHANGE IN CONTROL

      4.1.1 Termination Events Resulting in Severance Payments. In the event of the termination

            (i)   by the Company without "Cause", or

            (ii)  under Section 3.3,

      of the Executive's employment under circumstances not involving a Change in Control, the Company shall:

            (a)   pay Executive, as a severance payment, an amount equal to


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      Executive's annual base salary as set forth in Section 2.1, such payment to be made in twelve (12) equal monthly payments during the period commencing on the date such termination occurs (the
      "Termination Date") and ending one (1) year thereafter (the
      "Severance Period"),

            (b) provide to Executive during the Severance Period, at the Company 's expense, such benefits as are in effect and applicable to Executive as of the Termination Date, except to the extent expressly prohibited by the terms of such benefits,

            (c) if by operation of law or under the terms of the relevant plan, program or policy, Executive is not eligible to receive any of the benefits described in clause (b) above during the Severance Period, provide to Executive at the Company's expense substantially equivalent benefits or, at the Executive's election, the cash value of equivalent benefits; and

            (d) furnish Executive, during the Severance Period, with office space, secretarial assistance and such other facilities and services at least of the level and nature as were provided by the Company prior to the Termination Date.

      4.1.2 Change in Control. In the event that a Change in Control occurs while the Executive is in the employ of the Company:

            (i) The Company shall pay to the Executive immediately following such Change in Control a lump sum payment, in an amount equal to 2.99 times the amount which is the average of the base salary plus incentive bonus paid to the Executive in each of the five calendar years preceding the calendar year in which the Change in Control occurs.

            (ii) If either the Company or Executive shall terminate the Executive's employment within one year following such Change in Control, the Executive shall not be entitled to any severance payments related to base salary, but the


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      Company shall provide to the Executive, at the Company's expense, during the Severance Period (which shall be the one-year period commencing on the date such termination occurs):

                  (a) such benefits as are in effect and applicable to Executive as of the date of such Change in Control, except to the extent expressly prohibited by the terms of such benefits,

                  (b) if by operation of law or under the terms of the relevant plan, program or policy, Executive is not eligible to receive any of the benefits described in the foregoing clause
            (a) during the Severance Period, substantially equivalent benefits or, at Executive's election, the cash value of equivalent benefits, and

                  (c) office space, secretarial assistance and such other facilities and services at least of the level and nature as were provided by the Company prior to the Change in Control.

provided, however, that in the case of all payments and benefits under this
Section 4.1.2 (x) no amount of gross up shall be paid on account of any taxes and (y) no tax reimbursement payments under the Company's Temporary International Assignment Policy shall be made with respect to any payments or benefits received by the Executive on account of a Change in Control, including without limitation the payments and benefits set forth in this
Section 4.1.2; and provided further that in no event shall the total of all payments and benefits to the Executive, under this Agreement or otherwise, that are contingent (within the meaning of the proposed regulations promulgated under Section 280G of the Internal Revenue Code (the "Code")) on a Change in Control, including without limitation the payments and benefits set forth in this Section 4.1.2,


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exceed 2.99 times the "base amount" described in Section 280G(b)(3) of the
Internal Revenue Code (the "Maximum Amount").

      If the total of such payments and benefits to the Executive would exceed the Maximum Amount then the payments and benefits to the Executive shall be reduced to the Maximum Amount. The determination of the Maximum Amount and the amount of such reduction shall be made by the accounting firm of the Company or the Company's successor and such determination shall be final and binding on all parties. The Company or its successor will then determine what payments and benefits, from whatever source, will be reduced based on the accounting firm's analysis.

      4.1.3 Tax Reimbursement. Notwithstanding any other provisions of this Agreement, no tax reimbursement payments under the Company's Temporary International Assignment Policy shall be made with respect to any income realized (within the meaning of the statutes and regulations of the applicable taxing authority) by the Executive after termination of employment. In the event that the Executive returns to his home abroad immediately following a termination of employment to which Section 4.1.1. applies, the provisions for tax reimbursement under the Company's Temporary International Assignment Policy shall be applied to the payments and benefits set forth under Section 4.1.1 above if taxes are levied in the United States on such payments and benefits. If the Executive does not return to his home abroad immediately following a termination of employment to which Section 4.1 .1 applies, the provisions for tax reimbursement under the Company's Temporary International Assignment Policy shall not apply to the payments and benefits set forth under Section 4.1.1 above.

      4.1.4 Other Termination. In the event that the Employee dies or retires or this agreement expires not having been renewed, the Executive shall not be entitled to any severance pay, nor to


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any benefits for any period following termination of employment except for such COBRA benefits as may be required by law.

           ARTICLE 5. PROPRIETARY INFORMATION AND NON-COMPETITION

      5.1. For the purposes of this Article 5, the following shall have the designated meanings.

            5.1.1. Proprietary Information: Information of value to the Company and not generally available to the public of whatever kind or nature disclosed to the Executive or known by the Executive (whether or not invented, discovered or developed by the Executive) as a consequence of or through the Executive's employment with the Company. Proprietary Information shall include information relating to the design, manufacture, application, know-how, research and development relating to the Company's products, sources of supply and material, operating and other cost data, lists of present, past, or prospective customers, customer proposals, price lists and data relating to pricing of the Company's products or services, and shall specifically include all information contained in manuals, memoranda, formulae, plans, drawings and designs, specifications, supply sources, and records of the Company legended or otherwise identified by the Company as Proprietary Information, whether learned by the Executive prior to or after the date hereof.

            5.1.2. Concepts and Ideas: Those concepts and ideas known to the Executive relating to the Company's present and prospective activities and products.

            5.1.3. Inventions: Discoveries and developments, whether or not patentable. Such terms shall not be limited to the meaning of "invention" under the United States Patent Laws.

      5.2. All Inventions which are at any time "made" i.e., conceived or reduced to practice by the Executive, acting alone or in conjunction with others, during or in connection with the


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Executive's employment (or, if based on or related to Proprietary
Information, "made" by the Executive within twelve (12) months after the termination of such employment) and all Concepts and Ideas held by the Executive shall be the property of the Company, free of any reserved or other rights of any kind on the Executive's part in respect thereof.

      5.3. The Executive will promptly make full disclosure to the Company in writing to the Manager of Engineering or the Manager of Research & Development of any such Inventions and Concepts and Ideas. Further, the Executive will, at the Company's cost and expense, promptly execute formal applications for patents and also do all other acts and things (including, among other, the execution and delivery of instruments of further assurance or confirmation) deemed by the Company to be necessary or desirable at any time or times in order to effect the full assignment to the Company of all right and title to such Inventions and Concepts and Ideas, without, during the term of this Agreement, further compensation. The absence of a request by the Company for information, or for the making of an oath, or for the execution of any document, shall in no way be construed to constitute a waiver of the Company's rights under this Agreement.

      5.4. Except as required by the Executive's duties hereunder, the Executive will not, directly or indirectly, use, publish, disseminate, or otherwise disclose any Proprietary Information, Concepts and Ideas or Inventions without the prior written consent of the Company.

      5.5. All documents, procedural manuals, guides, specifications, plans, drawings, designs and similar materials, lists of present, past or prospective customers, customer proposals, invitations to submit proposals, price lists and data relating to pricing of the Company's products and services, records, notebooks and similar repositories of or containing Proprietary Information and Inventions, including all copies thereof, that come into the Executive's possession or control by reasons of the Executive's employment, whether prepared by the Executive or others, are the


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property of the Company, will not be used by the Executive in any way adverse to the Company, will not be removed from the Company's premises except as the Executive's normal duties require and, at the termination of the Executive's employment with the Company, will be left with or forthwith returned by the Executive to the Company.

      5.6. During the time the Executive is an employee of the Company and for a period of one (1) year thereafter, the Executive will not engage in any activity, on his own behalf or on behalf of any competitor of the Company, which is in the field of blood processing and involves activities similar to those performed at the Company, nor will the Executive endeavor to entice away from the Company any employee whether on the Executive's behalf or on the behalf of another while the Executive is an employee and for a period of one (1) year thereafter.

                          ARTICLE 6. MISCELLANEOUS

      6.1. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

      6.2. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns. If Executive should die while any amount due to him at such time remains unpaid, such amount, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee or, if there is no such designee, to his estate.

      6.3. Assignment. Except as otherwise provided in Section 5.4., neither this Agreement nor any rights or obligations hereunder shall be assignable by either party hereto without the prior written consent of the other party.

      6.4. Obligation of the Company's Successors. Any successor to the business of the


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Company, whether directly or indirectly by merger, consolidation, recapitalization, combination, purchase of stock, purchase of assets or otherwise, shall succeed to the rights and obligations of the Company hereunder. The Company will require any such successor to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

      6.5. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration conducted before a panel of three arbitrators in the Commonwealth of Massachusetts in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

      6.6. Notices. All notices, requests, demands and other communications to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, return receipt requested, postage prepaid, as follows:

      If to the Company, to:

            Haemonetics Corporation
            400 Wood Road
            Braintree, MA 02184-9114
            Attention: [                 ]

      If to Executive, to:

            James L. Peterson
            20 Rowes Wharf #409
            Boston, MA 02110

or such other address as either party hereto shall have designated by notice in writing to the other party.


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      6.7.  Amendments. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

      6.8. Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

      6.9. Severability. In case any provision hereof shall, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or enforceable provision had not been included herein. If any provision hereof shall, for any reason, be held by a court to be excessively broad as to duration, geographical scope, activity or subject matter, it shall be construed by limiting and reducing it to make ii enforceable to the extent compatible with applicable law then in effect.

      6.10. Withholding. Any payments provided for hereunder shall be paid after deducting any applicable withholding required under federal, state or local law.

      6.11. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes the provisions of all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto with respect


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to the subject matter hereof. A certain Patent, Trade Secrets and
Confidential Information Agreement between the Company and the Executive dated October 1, 1979 is hereby terminated and cancelled in its entirety. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth ins this Agreement.

      IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement under seal as of the date first above written.

                                       s/ James L. Peterson
                                       ______________________________
                                       JAMES L. PETERSON

                                       HAEMONETICS CORPORATION

                                       By: s/ Stuart Burgess
                                           __________________________
                                       Name:  Stuart Burgess
                                       Title: Chairman

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HAEMONETICS POLICY & PROCEDURE MANUAL                           SECTION B2a

                  TEMPORARY INTERNATIONAL ASSIGNMENT POLICY

APPROVED:_________________________        REVISED:_________________________

POLICY
------

It is the policy of Haemonetics to encourage employees to accept international assignments for career development, or to satisfy business needs of the Host Country organization. Haemonetics will provide assistance to the employee and his/her family as required and appropriate to facilitate transition to a different country, culture and business organization. Haemonetics' policy is designed to maintain an employees living standard, avoiding both a material financial windfall or disadvantage to the employee.

It is Haemonetics' policy to return an employee who completes a Temporary International Assignment to a position of at least comparable responsibility, compensation and status to the position held immediately prior to the assignment, provided the employee is not the object of significant disciplinary or job performance measures

PROCEDURE
---------

1.    APPLICATION OF POLICY

A. The provisions of this policy will be applied consistently and equitably to all employees who accept a Temporary International Assignment to any international location.

B. Hiring Managers or Personnel Departments will not alter these provisions in any of the following ways, except with the prior written approval of the President:

      - reduce the level of benefits stated in the Policy and/or Procedures,

      - deny any provisions to which the employee is entitled,

      - increase the level of benefits stated in the Policy and/or Procedures,

      - offer a provision which is not stated in the Policy

C. The provisions of the policy are non-negotiable; additionally, an employee may neither receive reimbursement in lieu of a specified benefit not used or only partially used nor way a specified benefit be traded for one not included in the policy.


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HAEMONETICS POLICY & PROCEDURE MANUAL                           SECTION B2a

                  TEMPORARY INTERNATIONAL ASSIGNMENT POLICY

2.    GENERAL

A. Temporary International Assignments are normally for a period of two-three years. Employees are expected to return to their Home Country at the completion of the Temporary International Assignment.

B. Employees that accept an offer of Temporary International Assignment will remain employees of their Home country, although their compensation, allowances, and any other approved business expenses will be paid by the Host Country.

C. The Home Method of Compensation is defined as compensation, including the amount and timing of base salary, bonus plans, and salary increases determined and administered in accordance with the policies and practices of the Home Country. All adjustments, including housing and cost of living, will be calculated from this compensation amount. The Host Method of Compensation is defined as compensation, including the amount and timing of base salary, bonus plans, and salary increases, determined and administered in accordance with the policies and practices of the Host Country.

D. Temporary Assignments to the United States or Switzerland will administer compensation based on the Host Method of Compensation. All other international assignments will be administered based on the Home Method of Compensation.

E. The net compensation of the employee on a Home Country salary program (inclusive of allowances) will not be less than a comparable net Host Country base salary.

F. A Letter of Temporary International Assignment detailing the salary, allowances and any local provisions will be prepared for all employees accepting an international assignment.

The Letter of Temporary International Assignment will normally be generated by the Host Country Manager.

3.    APPROVAL PROCESS

In order for an International Assignment to take place, appropriate approvals must be obtained prior to the initiation of any relocation activity, including that of the Vice Presidents of the employee's current organization and proposed organization, and of the President.


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HAEMONETICS POLICY & PROCEDURE MANUAL                           SECTION B2a

                  TEMPORARY INTERNATIONAL ASSIGNMENT POLICY

4.    SELECTION FOR ASSIGNMENT

      Incoming Organization

The formal job offer to an employee being considered for a Temporary International Assignment can be made only after all approvals have been obtained including that of The hiring manager, the Vice Presidents of the employee's current organization and proposed organization, the General Counsel (if the assignment is to or from the United States) and of the President.

Prior to the formal job offer, the hiring manager shall:

      1. coordinate the compensation and relocation details with the appropriate personnel in the Staffing Departments of the Home and Host locations, the significant terms of which must be reflected in the offer letter and/or relocation agreement,

      2. assure that the tax laws pertinent to the assignment duration have been defined through a tax consultant with whom Haemonetics has an agreement.

      3. insure that the employee and family have received an international relocation orientation to develop realistic expectations about living at the location of assignment.

5.    EMPLOYEE RESPONSIBILITIES

A. Each employee is expected to base the decision regarding acceptance of an offered international assignment on the total opportunities.

B. To assist in the decision making process, Haemonetics will provide employees with an orientation designed to promote realistic expectations about the prospective international location and job opportunity.

C. Honesty and personal responsibility are the foundation of Haemonetics' operating principles. Each employee of Haemonetics that accepts an international assignment represents the Corporation and is expected to conform to these principles.

D. Among the specifics, Haemonetics expects that employees on international assignment will:

      -  comply with local laws,

      - comply with all regulations regarding visa, work and residency permits,

      - transfer funds or currency in strict accordance with the requirements of any country,


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HAEMONETICS POLICY & PROCEDURE MANUAL                           SECTION B2a

                  TEMPORARY INTERNATIONAL ASSIGNMENT POLICY

      - file timely personal tax returns which accurately reflect the frill and proper amount of tax liability to the employee's Home Country and/or the country of assignment,

      -  declare material imported into any country honestly and correctly.

6.    HOME COUNTRY CAREER MANAGER RESPONSIBILITIES

Each employee who accepts a Temporary International Assignment will have a designated Home Country Career Manager. This Manager should be a Vice President or a direct report of a Vice President in the employee's Home Country organization, as selected by the employee with the consent of the Manager selected. The Career Manager will have the following responsibilities:

      1. Meet with the employee prior to the employee's actual transfer to discuss the assignment and future plans, including the repatriation plan and act as a career mentor to provide on-going support to the assignee throughout the assignment and assist in identifying a position for the assignee's return.

      2. Assure that there is continuing Home Country organizational commitment to the employee during and at the time of the employee's return from the international assignment.

      3. Assure that a Repatriation Plan is completed and maintained in the Home Country organization. The Repatriation Plan must include:

            A. Potential positions for the assignee at the conclusion of the assignment, and

            B. Activities intended to ensure the transfer of learnings, both professional and cultural, from the assignee to the returning organization.

      4. Assure that the Host Country organization administers scheduled employee salary plans/reviews based on the provisions of the Home Country Salary Program.

      5. Assure that there are regular meetings and communications with the employee during business trips and/or home leaves while the employee is internationally assigned.

      6. Assure that there are opportunities for technical training as required to maintain the employee's skills.

      7. Notify the employee if the Career Manager is unable to continue in the designated role, AND assist in identifying a new Career Manager.

HAEMONETICS POLICY & PROCEDURE MANUAL                           SECTION B2a

                  TEMPORARY INTERNATIONAL ASSIGNMENT POLICY

      8.    Initiate communications with the employee, at a minimum, nine
(9) months prior to the empoyee's scheduled return. These communications should include:

            A. Information pertaining to the positions which are being considered for the employee upon his/her return to the Home Country.

            B. Activities which are being planned to facilitate the learning transfer from the assignee to the returning organization.

      9. Communicate to the Host Country Vice President and employee the final details of a job offer (with required approvals, stated above); This communication should be completed within three (3) to six (6) months of the assignee's scheduled date of return.

7.    IMMIGRATION

Most countries require a work permit and/or visa for non-citizens to enter or be employed in the country. The Host Country (or organization with operational control, if different, with assistance of the Host Country) shall be responsible for securing all arrangements for the legal immigration of the employee and employee's family. The international relocation of an employee will take place only when the employee has received the necessary approval and documentation from the government at the Host location.

8.    BENEFITS

A. Where legal, administratively feasible and practical, Haemonetics will retain the employee in the Home Country benefit programs under:

      - Life Insurance
      - Disability
      - Social Security
      - Savings Plus [or other retirement vehicle]

If not feasible for legal or financial reasons, Haemonetics will provide the employee with comparable benefits at the Host location.

It is expected that the employee will participate in the Host Country medical plan on the same terms and conditions as other employees at the Host Country. An employee who participates in the Host Country medical plan may choose to also participate on their Home Country medical plan, if legally permitted, provided the employee continues to pay the full applicable premium for the Home Country plan, if any.

HAEMONETICS POLICY & PROCEDURE MANUAL                           SECTION B2a

                  TEMPORARY INTERNATIONAL ASSIGNMENT POLICY

B.    Service Recognition Awards

Employees will participate in the Service Recognition Program in effect at the assignment location, unless the assignment location has no program. In that case, the employee will continue to be eligible to participate in the Home Country program.

C.    Employee Stock Purchase Plan (ESPP)

Employees will be eligible to participate in the Employee Stock Purchase Plan of the Host Country, where service requirements include any service performed at the Home Country.

D.    Vacations and Holidays

      1. The employees on Temporary International Assignment will participate in the vacation accrual and holiday schedules in effect at the Host Country.

      2. Employee's vacation days which have been accrued prior to the international assignment will be transferred with the employee upon international assignment. up to the maximum accrual amount of vacation days allowed in the Host Country. Any balance between the total accrued vacation the employee has earned prior to the assignment, and the amount to be transferred will be frozen in the Home Country, and may be used by the employee at the termination of the international assignment after return to the Home Country. At the termination of the international assignment, the employee may transfer vacation hours accrued while on assignment in accordance with the Host Country schedule, only to the extent that the total accrual to be transferred plus the balance remaining in the Home Country does not exceed the maximum allowable accrual for the employee in the Home Country.

      3. Employees are encouraged to take all earned vacation each year while on Temporary International Assignment.

      4. Upon return from assignment, any unused vacation time while on international assignment up to the maximum accrual amount of vacation days allowed in the Home Country, will be transferred with the employee back to the Home Country. In no event shall the total of the number of vacation hours "frozen" at the commencement of the international assignment plus the number of unused vacation hours transferred back to the Home Country with the employee who has completed an international assignment exceed the maximum vacation accrual allowed by the Home Country.

HAEMONETICS POLICY & PROCEDURE MANUAL                           SECTION B2a

                  TEMPORARY INTERNATIONAL ASSIGNMENT POLICY

9.    RELOCATION PROVISIONS

A.    Familiarization Visit

      1. Prior to a formal offer being made a Familiarization Visit for the anticipated final candidate to the proposed location is required. Coordination for this trip is the responsibility of the Incoming Manager.

      2. Haemonetics will reimburse expenses for round trip air or ground transportation, lodging, meals and a rental car, including gas, for the employee and accompanying spouse for up to five (5) days, excluding travel time, in accordance with Haemonetics' expense account policy. These days will be taken as Company time for the employee, and also for the spouse if the spouse is a Haemonetics employee.

      3. If the Familiarization Visit is combined with the house hunting trip, Haemonetics will reimburse expenses as detailed in the previous paragraph for a total often (10) days, excluding travel time.

      4. The employee and accompanying spouse using international air travel are entitled to Business Class consistent with the guidelines in the Corporate Travel Policy.

Reimbursement will also be provided for overnight lodging, meals and necessary en-route expenses for one night if air travel time exceeds nine
(9) hours.

      5. Employees traveling by personal automobile will be reimbursed for mileage at the Company rate prevailing at the Host location.

      6. Employees are discouraged from having children accompany them and their spouse on the Familiarization Visit. Approval for accompanying children will be granted by the Manager who is paying for the relocation expenses on an exception basis only, for special circumstances.

      7. If children do not accompany the parents on the Familiarization Visit, reimbursement will be provided for expenses associated with providing child care in the Home location during the Familiarization Visit.

B.    Physicals

      1. Employees and accompanying spouse and children are encouraged to have a physical provided by the medical plan in effect at the Home Country location to assist in the decision making process.

HAEMONETICS POLICY & PROCEDURE MANUAL                           SECTION B2a

                  TEMPORARY INTERNATIONAL ASSIGNMENT POLICY

      2. If the medical plan in the Home location provides no reimbursement or only partial reimbursement for a physical, the Company will reimburse for the portion of the cost of a normal, routine physical that is not covered by the medical plan.

C.    House Hunting Visit

      1. The employee and spouse will receive a separate House Hunting Visit in addition to the Familiarization Visit. The Manager at the location of assignment will coordinate this visit.

      2. Haemonetics will reimburse expenses for round trip air travel or ground transportation, meals, lodging, and a rental car, including gas, for the employee and accompanying spouse for up to five (5) days, excluding travel time, in accordance with Haemonetics' expense account policy. These days will be taken as Company time for the employee and also for the spouse, if the spouse is a Haemonetics employee.

      3. The employee and accompanying spouse using international air travel are entitled to Business Class consistent with the guidelines in the Corporate Travel Policy.

Reimbursement will also be provided for overnight lodging, meals and necessary en-route expenses for one night if air travel time exceeds nine
(9) hours.

      4. Employees traveling by personal automobile will be reimbursed for mileage at the Company rate prevailing at the Host Location.

      5.    Children are not eligible to accompany parents on the House
Hunting Trip.

      6. Reimbursement will be provided for expenses associated with providing child care for the children in the Home location during the House Hunting Trip.

D.    Shipment of Household Goods and Personal Effects

      1. Haemonetics will pay the normal and reasonable costs of moving the employee's personal effects to the international location. Payment for the shipment of household goods will be made only in circumstances where furnished accommodations are not available.

      2. Items such as boats, heavy equipment, pianos, art objects, collectibles etc. requiring special handling will not be moved at Company expense.

      3. Haemonetics will not reimburse duty expenses for luxury items, liquor and wine, perfumes or newly purchased items related to moving household goods or personal effects of the employee.

HAEMONETICS POLICY & PROCEDURE MANUAL                           SECTION B2a

                  TEMPORARY INTERNATIONAL ASSIGNMENT POLICY

      4. Employees (whether single or married) going on Temporary International Assignment are eligible to ship up to 1,000 pounds (450 kilograms) of household goods/personal effects by air; any remaining household goods/personal effects will be shipped by surface shipment. Management paying for the relocation may elect to ship all of the household goods by air when this is the most cost effective method for the Company.

      5.    Storage of Goods

            A. Storage of goods not shipped by the employee, including transportation to and from storage, is paid by the Company for the duration of the Temporary International Assignment

            B. Temporary Storage of goods during the move is also reimbursed by the Company when necessary.

      6.    Appliances

            Haemonetics will not ship heavy appliances (such as stove, refrigerator, clothes washer, clothes dryer, and television), unless it is more cost effective for the Company. Haemonetics will either provide these appliances or reimburse employees for the cost of purchasing these appliances in the Host Country. Reimbursement will be provided up to a reasonable amount established by Host Country Personnel with appropriate documentation submitted by employee, provided these appliances are not included as part of the rental housing.

      7.    Household Pets

            1. Haemonetics defines household pets as those that normally reside in the employee's home and will reimburse reasonable costs associated with the following:

            - Health Certification
            - Travel and Travel Containers
            - Quarantine
            - Boarding during Temporary Living, if necessary

            2. It will be the employee's responsibility to identify regulations and requirements necessary for the importation of their household pets to the international location.

HAEMONETICS POLICY & PROCEDURE MANUAL                           SECTION B2a

                  TEMPORARY INTERNATIONAL ASSIGNMENT POLICY

            3. It will also be the employee's responsibility to make all the necessary travel arrangements for the importation of household pets.

E.    Automobiles

All of the provisions for automobiles (Shipment, Storage, Sale and Lease Cancellation) apply to one (1) automobile for employees relocating alone and for up to two (2) automobiles for employees accompanied by family.

1.    Shipment of Automobiles

a. Haemonetics will not normally ship automobiles from one country to another unless it is cost effective for the Company.

b. If automobiles are authorized by the Company to be shipped, Haemonetics will pay for the shipment of up to two automobiles, including freight, handling, and insurance, as required, but will not pay shipping charges in excess of the estimated Loss on Sale and/or Storage casts for the qualifying vehicle(s).

2.    Storage of Automobiles

If an employee elects to store an automobile during an international assignment, reasonable and ordinary storage costs will be paid for the duration of the employee's international assignment.

3.    Sale of Automobile

a. If an employee sells an automobile and is forced to take a loss on the sale, Haemonetics will reimburse any loss up to a maximum of 20% of the Blue Book value of the automobile. The loss is the difference between retail value and actual selling price.

b. Loss on Sale provisions apply at the Home location at the start of the assignment and at the foreign location at the end of the assignment.

c. The automobile's retail value is determined by an authorized automobile valuation service operating in the country where the automobile is sold. If such a service is unavailable, an authorized automobile dealer can provide a quote of the automobile's value in writing.

HAEMONETICS POLICY & PROCEDURE MANUAL                           SECTION B2a

                  TEMPORARY INTERNATIONAL ASSIGNMENT POLICY

4.    Lease Automobiles

If an employee elects to break a lease on their automobile in the Home Country at the start of assignment or in the Host Country at the conclusion of assignment and there are lease-breaking penalties involved, reimbursement of these costs will be provided up to the Blue Book value of the leased car.

10.   PERSONAL INVESTMENT

Haemonetics does not assume responsibility for losses of funds on personal investments or losses arising from currency exchange rate fluctuations affecting Temporary International Assignees' personal investments Personal investments include purchase and sale of real estate.

A.    Sale of Home Prior to Relocation

Employees are eligible for the provisions of the Sale of Home Policy consistent with the Relocation Policy in their Home Country when accepting a Temporary International Assignment as long as the sale is completed within the first year of assignment.

B.    Lease Cancellation of Apartment/House Prior to Relocation

If the employee is required to terminate a lease on their primary residence prior to moving internationally, Haemonetics will reimburse the employee for charges up to an amount which equals three months rental.

C.    Leasing Assistance for Home in the Home Country

Employees may wish to lease their home in their Home Country rather than sell when accepting a Temporary International Assignment. If so, reimbursement will be provided for:

      - broker's fee, if any, or reasonable cost if no broker's fee is involved, for securing a tenant.

      -  legal fees for drawing up a lease agreement.

      - a reasonable fee for a management company to manage the property during the employee's absence.

      - the cost of mortgage interest on the first mortgage only, real estate taxes, homeowner's insurance and reasonable maintenance for each month that the property is not rented, up to a maximum of three months per calendar year of assignment.

      - the difference between the rental rate and the monthly carrying costs (mortgage interest, real estate taxes and insurance), to a reasonable figure.

HAEMONETICS POLICY & PROCEDURE MANUAL                           SECTION B2a

                  TEMPORARY INTERNATIONAL ASSIGNMENT POLICY

      - the additional insurance cost of renter's insurance over the employee's previous homeowner's policy, if any.

11.   OTHER REIMBURSEMENTS

A.    Language Lessons

Employees and family members relocating to a country whose language they neither speak nor understand well are eligible to be reimbursed for the cost of a reasonable amount of language instruction for each relocating family member. Reimbursement amounts will be determined by Host Country Manager.

B.    Travel to New Location

1. Haemonetics will pay travel expenses for the employee and accompanying spouse and children. Reasonable en route expenses for meals, lodging, tips, and other necessary items are reimbursed.

2. Employees and accompanying spouse and children using international air travel are entitled to Business Class consistent with the guidelines in the Corporate Travel Policy. Reimbursement will also be provided for overnight lodging, meals and necessary en-route expenses for one night if air travel time exceeds nine (9) hours.

3. Employees traveling by personal automobile will be reimbursed for mileage at the Company rate prevailing at the Host location.

4. Employees who travel by means other than air travel or ground transportation will be reimbursed only up to the cost of air travel from the old location to the new location and any additional time taken en route is considered vacation time.

C.    Travel for Children

If the employee has dependent, unmarried children (who are under 19 years of age unless a fulltime student, and then under 23 years of age) who do not accompany the employee on the Temporary International Assignment, Haemonetics will pay for round-trip Economy Class air fares for each child up to two visits per year to the international location.

This policy provision applies to children who are full time students and/or to children who are fully dependent on their parents for financial support.

HAEMONETICS POLICY & PROCEDURE MANUAL                           SECTION B2a

                  TEMPORARY INTERNATIONAL ASSIGNMENT POLICY

D.    Temporary Living

1. All employees and accompanying family members are permitted up to a total of thirty (30) days of temporary living in the Home and/or Host location, if necessary. Any extension due to non-availability of housing, delays in shipment of household goods, etc., must be approved by the Manager paying for the employee's relocation.

2. The following items are considered reimbursable for the employee and accompanying family members during temporary living, if supported by receipts:

      - Lodging - hotel/motel rates approved by the Company for the area, or furnished apartments

      - Auto Rental, excluding gas, (one automobile) - the size of the automobile should be reasonable for the family size.

      -  Meals

3. Employees who elect to stay with family or friends during temporary living will be eligible for reimbursement of auto rental expenses (one automobile) if supported by receipts, and $25 per day if the employee is alone or $50 per day if the employee is traveling with his/her family (regardless of size).

E.    Miscellaneous Relocation Reimbursement

1. Upon arrival at the location of assignment, employees will receive a one-time payment to assist in defraying miscellaneous costs incurred in the relocation which are not specifically reimbursable under other provisions of this policy.

This payment will be made in local currency at the location of international assignment and will be consistent with the amount in effect at the incoming location on the date the assignee begins the International Assignment.

2. Two levels of payment will be administered based on the number of accompanying family members:

      -  Unaccompanied employees or employees with one family member

      -  Employees accompanied by two or more family members

3. The amounts of the miscellaneous payment are reviewed by the Corporation each year and adjusted, as appropriate.

HAEMONETICS POLICY & PROCEDURE MANUAL                           SECTION B2a

                  TEMPORARY INTERNATIONAL ASSIGNMENT POLICY

4. The specific amount for each employee on international assignment will be stated in the Letter of Assignment

F.    Reimbursement for Transferring Funds Internationally

Haemonetics recognizes that employees who are on a Temporary International Assignment have financial obligations in both the Home and Host Country. In order to facilitate the transfer of funds from one country to another, Haemonetics will reimburse employees who are on international assignment for the bank/wire transfer charges involved in making monetary transfers from one country to another for one such transfer per month.

G.    Reimbursement for Mail Forwarding Services

At the employee's election, the Home Country business address will be the forwarding address for all personal mail and the Home Country will take responsibility for forwarding it to the employee in the Host Country, or the employee will be reimbursed for reasonable and ordinary expenses associated with a formal mail forwarding service to the Host Country.

H.    Housing Allowance at the Host Location

Employees on Temporary International Assignment are expected to reside in rental properties. A Housing Allowance will be paid to employees at locations where the cost of rental housing requires a larger percentage of the employee's income than the average percentage spent on housing in the Home Country. This average cost represents the employee's Housing
Contribution and will be calculated according to Home Country norms provided by a third-party consultant.

Haemonetics will pay the difference between this norm and a reasonable rent at the location of assignment. Reasonable rent figures are determined and maintained by Host personnel and are to be communicated to the employee during the Familiarization Visit or House hunting Trip.

I.    Purchase/Sale of Home (Host Country)

1. Employees on Temporary International Assignment are not encouraged to purchase a home at the international location. Haemonetics will NOT provide any assistance with the purchase/sale of a home at the Host location.

2. Employees who purchase a home at the Host location will NOT receive any Housing Allowance.

HAEMONETICS POLICY & PROCEDURE MANUAL                           SECTION B2a

                  TEMPORARY INTERNATIONAL ASSIGNMENT POLICY

J.    Cost of Living Allowance

1. A cost of Living Allowance will be paid to employees at international locations using the Home Compensation Method where the costs of normally purchased goods and services exceed those which the employee would be expected to pay in the Home Country. This allowance will begin when the employee moves out of temporary living.

2. Cost of Living Allowances are determined by a third-party consultant and will vary based on family size, salary, exchange rates, and cost of living surveys.

K.    Educational Reimbursement

1. Certain costs for private schooling are paid for children of employees on international assignment when the public schooling available at the international location is incompatible (due to language or curriculum or culture) with public schooling provided in the Home Country.

2. The general standard used to determine curriculum adequacy is that a child who completes a grade in an international school must be able to enter the next higher grade in the Home Country school.

3. Actual and reasonable costs for registration, tuition, books and transportation are reimbursed. All other costs associated with private schooling including, but not limited to, athletic fees, lab fees, music fees, extra curricular activities, etc. are not reimbursed.

4. If the decision is made to send a child to school outside the country of assignment and private schooling is available at the location of assignment, the reimbursement will not exceed the amount which would have been payable at the location of assignment.

If the decision is made to send a child to school away from the location of assignment by reason of private schooling not being available at the location of assignment, reimbursement will be provided for room, board, registration, tuition, books and up to two round trips per year to the family's location of assignment

5. Reimbursement of these expenses is limited to elementary (including kindergarten) and secondary school children who normally and customarily attend public schools in their Home Country and/or who meet the minimum age for public education at the location of assignment.

HAEMONETICS POLICY & PROCEDURE MANUAL                           SECTION B2a

                  TEMPORARY INTERNATIONAL ASSIGNMENT POLICY

12.   LEAVES

A.    Home Leave

1. Haemonetics grants home leave to each employee who is on Temporary International Assignment.

2. One (1) home leave is granted for each twelve (12) months of international assignment completed. In unusual situations, or to coincide with holiday periods in the Home Country, the Host Manager may authorize the first home leave after the employee has completed less than twelve months at the international location.

3.    There are two purposes for the home leave.

      a. For the employee to maintain communication with the Home Country Career Manager and conduct any other business that is necessary. The employee is required to meet with his/her Career Manager during home leave to discuss the international assignment and the employee's future return to the Home Country.

      b. For the employee and family to maintain their identity with the Home Country.

4. Employees and accompanying spouse and children using international air travel are entitled to travel International Business Class consistent with the guidelines in the Corporate Travel Policy. Reimbursement will also be provided for overnight lodging, meals and necessary en-route expenses for one night if air travel exceeds nine (9) hours.

5. Haemonetics encourages employees and family members to stay with relatives or friends when possible during home leave. Employees staying with friends or relatives will be reimbursed for a rental car, including gas, for five (5) days and will receive $25 per day if traveling alone and $50 per day if traveling with a family (regardless of size).

When it is not possible for employees to stay with relatives or friends, a total often (10) days in the home work location will be reimbursed for the employee and accompanying family members for reasonable lodging expenses as well as a reimbursement for a rental car, including gas, and meals.

6. If the Home Country Career Manager works in a different location from where the employee worked immediately prior to assignment, the employee (not the family) will be reimbursed for air fare to return to the location of the Home Country Career Manager.

7. If the family wants to return to a place in the Home Country other than where the employee worked immediately prior to the assignment they may do so, but travel costs will be reimbursed only up to the air fare amount for return to the home work location.

HAEMONETICS POLICY & PROCEDURE MANUAL                           SECTION B2a

                  TEMPORARY INTERNATIONAL ASSIGNMENT POLICY

8. If an employee elects alternative means of transportation or non-direct routing, Haemonetics will reimburse reasonable and actual expenses not to exceed the cost of direct air fare between the location of assignment and the home work location.

9. Home leave will be taken as vacation time for the employee, excluding travel time and days spent by the employee conducting Haemonetics business and meeting with the Home Country Career Manager.

B.    Emergency Leave

1. Emergency Leave will be granted to the employee and/or spouse for five days of company time, excluding travel time, in cases of serious illness of the following:

      -  parent/stepparent
      -  child/stepchild living in the Home Country
      -  employee's spouse

2. This leave will also be granted in cases of death of the employee's or spouse's:

      - parent/stepparent     - employee's spouse      - sister/stepsister
      - child/stepchild       - brother/stepbrother    - grandparents

3. Haemonetics will reimburse reasonable and customary expenses for round trip air travel or ground transportation, lodging, a rental car, including gas, and meals if the employee and accompanying family members need to stay in a hotel during the Emergency Leave.

4. If children do not accompany the parents on the Emergency Leave, reimbursement will be provided for expenses associated with child care at the location of assignment.

C.    Death in the Foreign Location

1. In the event of death of an employee while on international assignment, or of a dependent, at the foreign location, Haemonetics will pay the expenses in the Host Country associated with returning home for burial/cremation, whichever the employee or spouse wishes, provided local laws permit.

2. If the remains are to be returned to the Home Country or to another location designated by the family, the Company will assume the costs of shipment, the required documentation and transportation by regular sea or air service to an undertaking establishment designated by the family.

3. In the case of the employee's death, the family will be relocated to the Home Country under the repatriation plan of the International
Relocation Policy.

HAEMONETICS POLICY & PROCEDURE MANUAL                           SECTION B2a

                  TEMPORARY INTERNATIONAL ASSIGNMENT POLICY

13.   TAXES

A. Haemonetics has an agreement with an international tax consulting firm to provide specified tax services to internationally assigned employees.

B. Haemonetics will pay for the costs of these specified services if provided by the international tax consulting firm with whom Haemonetics has an agreement.

A.    Tax Orientation

Employees who are transferring internationally are eligible for, and must receive, a tax orientation prior to the start of the assignment in their Home Country and at the Host location to ensure that they are aware of their tax responsibilities in both locations.

B.    Tax Preparation

Employees on a Temporary International Assignment are eligible to have income tax forms for both the Home and Host locations prepared annually by the international tax consulting firm with whom Haemonetics has an agreement during the years that they are on assignment.

C.    Tax Reimbursement

1. Employees accepting a Temporary International Assignment may experience an increase in personal tax liability by reason of their receiving additional taxable expenses, or allowances, and/or by reason of their compensation being subject to the tax laws of two locations.

2. Haemonetics will reimburse employees on a Temporary International Assignment with a Home Country Method of Compensation for the difference between:

            a. hypothetical Home Country income tax calculated on Company based salary, the taxable income element on Haemonetics stock options, and outside income; and

            b. actual total income tax calculated on the same Company base salary, the taxable income element on Haemonetics stock options, and outside income plus relocation allowances and taxable relocation reimbursements related to the international assignment.

3. The amount of personal/outside income eligible to be included in the tax reimbursement calculation is $10,000.00 or 15% of base salary, whichever is greater. Capital gains from sale of home are subject to these limits.

HAEMONETICS POLICY & PROCEDURE MANUAL                           SECTION B2a

                  TEMPORARY INTERNATIONAL ASSIGNMENT POLICY

4. The intent is that the employee pay neither more nor less income taxes on base salary, the taxable income element on Haemonetics stock options, and outside income than would have been paid by the employee if the employee had remained in the Home Country (subject to the $10,000 or 15% of pay limit for outside/personal income stated in the previous paragraph).

5. Haemonetics' intent is to also provide relocation allowances and taxable relocation reimbursements to the employee net of tax liability.

6. Reimbursement of excess taxes, if any, will be paid to the employee only if the calculation of tax reimbursement is performed by the international tax consulting firm with whom Haemonetics has an agreement.

14.   REPATRIATION

A. Employees will normally return to their Home Country at the conclusion of the Temporary International Assignment consistent with their Repatriation plan. The Home Country Career Manager will coordinate the return through the Staffing Department of the Home Country.

B. The Host Manager will be responsible for providing employees with a reasonable amount of time to meet with their Career Manager and to interview in the Home Country prior to the planned date or return.

C. Employees paid using the Home Country Compensation Method will return to the Home Country at their current base salary (net of housing or cost of living allowances) at the time of repatriation.

15.   CONCLUSION OF ASSIGNMENT

A.    Return to Home Country

      At the conclusion of the Temporary International Assignment the employee will return to the Home Country under the provisions of the Repatriation Policy.

B.    Early Return from Temporary International Assignment

      1. The Corporation may deem it appropriate to return an employee to the Home Country prior to the planned date of return based on changing business needs or uncorrected performance issues occurring during the term of the assignment. In addition, early return may be initiated by the employee based on personal or family concerns of a serious or imperative nature.


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HAEMONETICS POLICY & PROCEDURE MANUAL                           SECTION B2a

                  TEMPORARY INTERNATIONAL ASSIGNMENT POLICY

      2. An employee who returns early from an international assignment will receive the relocation provisions listed in the Repatriation Policy.

C.    Voluntary Resignation

      If an employee voluntarily resigns from Haemonetics while on Temporary International Assignment, Haemonetics provides no relocation assistance.

D.    Termination

      1. Employees on Temporary International Assignment may be terminated from the Corporation at the Host location as a result of violations of Company rules or illegal acts in the Host Country.

      2. In the event of termination of employment for these reasons, the employee and any accompanying family members will be relocated back to the Home Country and will receive only the following relocation provisions:

            - Travel to the Home Location
            - Household Goods/Personal Effect Shipment
            - Tax Consultation, Tax Preparation, Tax Equalization

      3. The expense for the relocation provisions will be paid by the Host Country Manager.


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                                ATTACHMENT A

                   BALANCE SHEET COMPENSATION HYPOTHETICAL

EMPLOYEE EARNING $lOOK PER YEAR IS RELOCATED FROM US TO FRANCE; EMPLOYEE HAS SPOUSE AND TWO CHILDREN


EMPLOYEE RECEIVES.

BASE PAY                       $8,333 PER MONTH *

COST OF LIVING DIFFERENTIAL    $2,603 PER MONTH

HOUSING DIFFERENTIAL           $2,663 PER MONTH (*Unless employee receives
                               reimbursement of actual costs of temporary living)

MONTHLY PAY                    $13,599

PLUS TAX GROSS UP              (?) To maintain employee tax obligation as
                               if at home.


* NOTE. ALL BENEFITS COVERAGES, AND MERIT INCREASES ARE BASED ON BASE COMPENSATION, NOT INCLUDING ALLOWANCES.